Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Transcat, Inc.

Rochester, NY

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-109985, 333-191438 and 333-191631) and Form S-3 (Registration Nos. 333-272069, 333-273616, 333-274050, 333-279831, 333-281951 and 333-284412) of Transcat, Inc. of our report dated May 27, 2025 relating to the consolidated financial statements of Transcat, Inc., which appear in this Form 10-K of Transcat, Inc. for the year ended March 28, 2026.

/s/ Freed Maxick P.C.(f/k/a Freed Maxick CPAs, P.C.)

Rochester, New York

May 27, 2026